                                                                   EXHIBIT 10(z)

                                 AMENDMENT NO. 5
                                       TO
                         AMERICAN DENTAL PARTNERS, INC.
              AMENDED AND RESTATED 1996 DIRECTORS STOCK OPTION PLAN
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         The American Dental Partners, Inc. Amended and Restated 1996 Directors Stock Option Plan, as previously amended (the "Plan"), is hereby amended pursuant to the following provisions:

         1.    Definitions
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         All capitalized terms used in this amendment which are not otherwise defined herein shall have the respective meanings given such terms in the Plan.

         2.    Shares Subject To Plan
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         The total number of Shares for which Options may be granted under the Plan, as provided under ss.4 of the Plan, as previously adjusted and increased, is increased by 100,000 Shares to a total of 185,000 Shares.

         3.    Effective Date; Construction
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         The effective date of this amendment is May 3, 2002, and this amendment shall be deemed to be a part of the Plan as of such date. In the event of any inconsistencies between the provisions of the Plan and this amendment, the provisions of this amendment shall control. Except as modified by this amendment, the Plan shall continue in full force and effect without change.